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                         Martin Leventhal & Company LLP
                          Certified Public Accountants
                            1515 Broadway, Suite 700
                            New York, New York 10036



                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of CFI Mortgage Inc. (the "Company") on Form S-8 pertaining to the 1997 Stock Option Plan of the Company of our report dated February 7, 1997 appearing in the Prospectus, dated May 27, 1997, included in the Company's Registration Statement on Form SB-2, File No. 333-6660, originally filed with the Securities and Exchange Commission on March 21, 1997.



/s/ Martin Leventhal & Company LLP

Martin Leventhal & Company LLP
June 6, 1997